Exhibit 99.1
Filed by W. P. Carey Inc.
pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-6 under the
Securities Exchange Act of 1934, as amended
Subject Company: Corporate Property Associates 18 – Global Incorporated
Commission File No.: 000-54970

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

W. P. Carey Inc. Announces Second Quarter 2022 Financial Results

New York, NY – July 29, 2022 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the second quarter ended June 30, 2022.

Financial Highlights

2022 Second Quarter
Net income attributable to W. P. Carey (millions)	$127.7
Diluted earnings per share	$0.66
Net income from Real Estate attributable to W. P. Carey (millions)	$123.2
Diluted earnings per share from Real Estate	$0.64

AFFO (millions)	$254.4
AFFO per diluted share	$1.31
Real Estate segment AFFO (millions)	$247.2
Real Estate segment AFFO per diluted share	$1.27

•2022 AFFO guidance range raised and narrowed to between $5.22 and $5.30 per diluted share, including Real Estate AFFO with a guidance range of between $5.13 and $5.21 per diluted share based on full-year investment volume raised to between $1.75 billion and $2.25 billion, and closing of the proposed merger with CPA®:18 on August 1, 2022
•Quarterly cash dividend raised to $1.059 per share, equivalent to an annualized dividend rate of $4.236 per share
W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 1

Real Estate Portfolio
•Investment volume of $1.1 billion completed year to date, including $477.8 million during the second quarter and $307.6 million subsequent to quarter end
•Active capital investments and commitments of $97.4 million and construction loan funding of $37.7 million scheduled to be completed in the remainder of 2022
•Gross disposition proceeds of $92.7 million during the second quarter, bringing total dispositions for the first half of 2022 to $119.4 million

Balance Sheet and Capitalization
•Utilized ATM program to raise approximately $218 million in net proceeds year to date, including $39 million during the second quarter
•Approximately $586 million in anticipated net proceeds currently available for settlement pursuant to forward sale agreements, including approximately $301 million pursuant to forward sale agreements sold through the Company’s ATM program during the second quarter
•As previously announced, exercised the accordion feature on the Company’s Senior Unsecured Credit Facility during the second quarter

MANAGEMENT COMMENTARY

“We continue to perform well on a number of fronts, with same store rent growth reaching a new high and increased expectations for the investment volume we can achieve this year,” said Jason Fox, Chief Executive Officer of W. P. Carey. “And the outperformance of our stock has enabled us to enter into additional equity forwards at prices that partly offset the impact of higher interest rates on our investment spreads.

“With ample liquidity and cap rates moving higher, we’re confident in our ability to continue successfully navigating a dynamic market backdrop during the latter half of the year. We’re also on track to close our merger with CPA:18 on August 1, and expect to be to the high end of our original accretion estimates — which, along with our performance year to date, is reflected in our raised full-year AFFO guidance.

“Lastly, amid an uncertain economic outlook, we believe we remain uniquely positioned within net lease, given the inflation protection inherent in our portfolio and the proven stability of its cash flows.”

QUARTERLY FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2022 second quarter totaled $344.4 million, up 7.7% from $319.7 million for the 2021 second quarter.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2022 second quarter were $339.8 million, up 7.9% from $314.8 million for the 2021 second quarter, due primarily to higher lease revenues resulting from net acquisitions and rent escalations, partly offset by the impact of a stronger U.S. dollar relative to foreign currencies, primarily the euro.

Note: Starting with the 2021 fourth quarter, income from direct financing leases and loans receivable are presented on a separate line item on the consolidated statements of income (for both current and prior year periods). Prior to the 2021 fourth quarter, the Company presented income from direct financing leases within lease revenues and income from loans receivable within lease termination income and other.

W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 2

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2022 second quarter was $127.7 million, up 6.2% from $120.2 million for the 2021 second quarter. Net income from Real Estate attributable to W. P. Carey was $123.2 million, which increased due primarily to a non-cash mark-to-market gain of $15.4 million recognized on our investment in common stock of Watermark Lodging Trust (WLT), a higher aggregate gain on sale of real estate and the impact of net acquisitions and rent escalations, partly offset by the net impact of a stronger U.S. dollar relative to foreign currencies, primarily the euro, and impairment charges recognized during the current year period.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2022 second quarter was $1.31 per diluted share, up 3.1% from $1.27 per diluted share for the 2021 second quarter, driven by the company’s Real Estate segment, which generated AFFO of $1.27 per diluted share, primarily reflecting higher lease revenues resulting from net investment activity and rent escalations. These increases were partly offset by the net impact of a stronger U.S. dollar relative to foreign currencies, primarily the euro, and accrued dividends received during the prior year period on preferred shares of WLT, which were redeemed in the 2022 first quarter.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•As previously announced, on June 16, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $1.059 per share, equivalent to an annualized dividend rate of $4.236 per share. The dividend was paid on July 15, 2022 to stockholders of record as of June 30, 2022.

AFFO GUIDANCE

•For the 2022 full year, the Company has raised and narrowed its guidance for total AFFO to between $5.22 and $5.30 per diluted share, including Real Estate AFFO with a guidance range of between $5.13 and $5.21 per diluted share, based on the following key assumptions:

(i) investments for the Company's Real Estate portfolio of between $1.75 billion and $2.25 billion, which has been revised higher;

(ii) dispositions from the Company's Real Estate portfolio of between $250 million and $350 million, which is unchanged;

(iii) total general and administrative expenses of between $88 million and $91 million, which has been revised higher; and

(iv)    includes the expected impact of the Company’s proposed merger with CPA:18

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO (and Real Estate AFFO) and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 3

REAL ESTATE

Investments

•Year to date, the Company has completed investments totaling $1.1 billion, including $477.8 million during the 2022 second quarter and $307.6 million subsequent to quarter end, comprising sale-leasebacks totaling $281.9 million and the completion of a $25.7 million capital investment.

•Currently, the Company has four capital investments and commitments totaling $97.4 million and construction loan funding of $37.7 million, scheduled to be completed during the remainder of 2022, for an aggregate total of $135.1 million.

Dispositions

•During the 2022 second quarter, the Company disposed of eight properties for gross proceeds of $92.7 million, bringing total disposition proceeds for the six months ended June 30, 2022 to $119.4 million.

COVID-19 Update on Rent Collections

•The Company received over 99.6% of contractual base rent that was due in the 2022 second quarter.

Composition

•As of June 30, 2022, the Company’s net lease portfolio consisted of 1,357 properties, comprising 161 million square feet leased to 356 tenants, with a weighted-average lease term of 11.0 years and an occupancy rate of 99.1%. In addition, the Company owned 19 self-storage operating properties and one hotel operating property, totaling approximately 1.4 million square feet.

BALANCE SHEET AND CAPITALIZATION

“At-The-Market” (ATM) Program

•During the 2022 second quarter, the Company issued 491,068 shares of common stock under its ATM program at a weighted-average price of $81.70 per share, for net proceeds of $39 million.

•This activity brought issuances under the Company’s ATM program during the six months ended June 30, 2022 to 2,740,295 shares of common stock at a weighted-average price of $80.79 per share, for net proceeds of approximately $218 million.

Forward Equity

•During the 2022 second quarter, the Company used forward sale agreements under its ATM program to sell 3,674,187 shares of common stock at a weighted-average gross price of $83.98 per share, all of which remain available for settlement, for anticipated net proceeds of approximately $301 million.

•As of June 30, 2022, the Company continued to have 3,925,000 shares available for settlement pursuant to forward sale agreements previously entered into, for anticipated net proceeds of approximately $285 million.

Increase in Capacity of Senior Unsecured Credit Facility

•As previously announced, during the 2022 second quarter, the Company entered into a Second Amendment to its Credit Agreement, exercising a portion of the Accordion Feature on its Senior Unsecured Credit Facility to increase (i) the amount outstanding on its Term Loan by £120 million to £270 million (approximately $350 million USD equivalent) and (ii) the amount outstanding on its Delayed Draw Term Loan by €118.5 million to €215 million (approximately $230 million USD equivalent), thereby increasing the total capacity of the Senior Unsecured Credit Facility from approximately $2.1 billion to approximately $2.4 billion.

•The Company used the proceeds from this increase in capacity to partially repay amounts outstanding under its Unsecured Revolving Credit Facility. There were no other changes to the terms of the Credit Agreement.
W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 4

Green Bond Allocation Report

•Since quarter end, on July 27, 2022, the Company published an allocation report regarding the $350 million of green bonds it issued in October 2021, reporting that proceeds were 100% allocated to eligible green projects and entirely to properties with either BREEAM “Very Good” or LEED “Gold” ratings, or better.

PROPOSED MERGER WITH CPA:18

•As previously announced, on July 26, 2022, the Company’s proposed merger with CPA:18 was approved by the stockholders of CPA:18, in a transaction initially estimated to be valued at approximately $2.7 billion and expected to add approximately $2.0 billion of assets after proposed asset sales, the substantial majority of which have been completed.

•The Company currently expects the proposed merger to close on August 1, 2022.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2022 second quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on July 29, 2022, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, July 29, 2022 at 10:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

* * * * *

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $23 billion and a diversified portfolio of operationally critical commercial real estate that includes 1,357 net lease properties covering approximately 161 million square feet as of June 30, 2022. For nearly five decades, the company has invested in high-quality single-tenant industrial, warehouse, office, retail and self-storage properties subject to long-term net leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

www.wpcarey.com

* * * * *

W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 5

Cautionary Statement Concerning Forward-Looking Statements and COVID-19 Update on Rent Collections

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of the Company and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements regarding: the statements made by Mr. Jason Fox regarding our investment volume and the potential benefits of an inflationary environment and any other comments made by representatives of WPC; the anticipated benefits of the proposed merger with CPA:18; our ability to close the proposed merger; the impact of the proposed merger on our earnings and on our credit profile; the strategic rationale and transaction benefits; and other statements that are not historical facts.

These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of factors that could have material adverse effects on our future results, performance or achievements and cause our actual results to differ materially from the forward-looking statements. These factors include, but are not limited to, the timing of consummation of the proposed merger, the ability to achieve anticipated benefits and savings, risks related to the potential disruption of management’s attention due to the pending merger, operating results and businesses generally, the outcome of any legal proceedings related to the proposed merger and the general risks associated with the respective businesses of W. P. Carey and CPA:18 including the general volatility of the capital markets, terms and employment of capital, the volatility of W. P. Carey’s share price, changes in the real estate investment trust industry, interest rates or general economy, potential adverse effects or changes to the relationships with W. P. Carey or CPA:18 tenants, employees, service providers or other parties resulting from the announcement or completion of the proposed merger, unpredictability and severity of catastrophic events, including but not limited to the risks related to the effects of pandemics and global outbreaks of contagious diseases (such as the current COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict (including the ongoing conflict between Russia and Ukraine and the global response to it), war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and Part II, Item 1A. Risk Factors in W. P. Carey’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

In addition, given the significant uncertainty regarding the duration and severity of the impact of the COVID-19 pandemic, the Company is unable to predict its tenants’ continued ability to pay rent. Therefore, information provided regarding historical rent collections should not serve as an indication of expected future rent collections.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law. In connection with the proposed merger, on April 25, 2022, W. P. Carey filed with the SEC an amendment to the registration statement on Form S-4 originally filed on April 4, 2022, which includes a prospectus of W. P. Carey and a proxy statement of CPA:18 (together with W. P. Carey’s prospectus, the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. The registration statement was declared effective by the SEC on April 27, 2022, and CPA:18 commenced mailing of the definitive proxy statement/prospectus to CPA:18’s stockholders on or about May 2, 2022.

WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED BY W. P. CAREY AND CPA:18 IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT W. P. CAREY, CPA:18 AND THE PROPOSED MERGER. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY.

W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 6

Investors will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website (http://www.sec.gov). In addition, these materials are available free of charge by accessing W. P. Carey’s website (http://www.wpcarey.com) or by accessing CPA:18’s website (http://www.cpa18global.com). Investors may also read and copy any reports, statements and other information filed by W. P. Carey or CPA:18 with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

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W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 7

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
Assets
Investments in real estate:
Land, buildings and improvements (a)	$12,026,671	$11,875,407
Net investments in direct financing leases and loans receivable	786,462	813,577
In-place lease intangible assets and other	2,384,032	2,386,000
Above-market rent intangible assets	822,470	843,410
Investments in real estate	16,019,635	15,918,394
Accumulated depreciation and amortization (b)	(3,043,146)	(2,889,294)
Assets held for sale, net	—	8,269
Net investments in real estate	12,976,489	13,037,369
Equity method investments (c)	344,360	356,637
Cash and cash equivalents	103,590	165,427
Due from affiliates	18,937	1,826
Other assets, net	1,119,389	1,017,842
Goodwill	891,464	901,529
Total assets	$15,454,229	$15,480,630

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,471,066	$5,701,913
Unsecured term loans, net	548,287	310,583
Unsecured revolving credit facility	417,455	410,596
Non-recourse mortgages, net	328,820	368,524
Debt, net	6,765,628	6,791,616
Accounts payable, accrued expenses and other liabilities	529,719	572,846
Below-market rent and other intangible liabilities, net	174,766	183,286
Deferred income taxes	135,128	145,572
Dividends payable	207,526	203,859
Total liabilities	7,812,767	7,897,179

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 192,891,792 and 190,013,751 shares, respectively, issued and outstanding	193	190
Additional paid-in capital	10,201,614	9,977,686
Distributions in excess of accumulated earnings	(2,352,839)	(2,224,231)
Deferred compensation obligation	57,012	49,810
Accumulated other comprehensive loss	(266,157)	(221,670)
Total stockholders’ equity	7,639,823	7,581,785
Noncontrolling interests	1,639	1,666
Total equity	7,641,462	7,583,451
Total liabilities and equity	$15,454,229	$15,480,630
________
(a)Includes $83.7 million of amounts attributable to operating properties as of both June 30, 2022 and December 31, 2021.
(b)Includes $1.5 billion of accumulated depreciation on buildings and improvements as of both June 30, 2022 and December 31, 2021, and $1.5 billion and $1.4 billion of accumulated amortization on lease intangibles as of June 30, 2022 and December 31, 2021, respectively.
(c)Our equity method investments in real estate totaled $280.7 million and $291.9 million as of June 30, 2022 and December 31, 2021, respectively. Our equity method investments in the Managed Programs totaled $63.7 million and $64.7 million as of June 30, 2022 and December 31, 2021, respectively.

W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Revenues
Real Estate:
Lease revenues	$314,354	$307,725	$289,064
Income from direct financing leases and loans receivable	17,778	18,379	17,422
Operating property revenues	5,064	3,865	3,245
Lease termination income and other	2,591	14,122	5,059
	339,787	344,091	314,790
Investment Management:
Asset management and other revenue	3,467	3,420	3,966
Reimbursable costs from affiliates	1,143	927	968
	4,610	4,347	4,934
	344,397	348,438	319,724
Operating Expenses
Depreciation and amortization	115,080	115,393	114,348
General and administrative	20,841	23,084	20,464
Reimbursable tenant costs	16,704	16,960	15,092
Property expenses, excluding reimbursable tenant costs	11,851	13,779	11,815
Stock-based compensation expense	9,758	7,833	9,048
Impairment charges	6,206	20,179	—
Operating property expenses	3,191	2,787	2,049
Merger and other expenses (a)	1,984	(2,322)	(2,599)
Reimbursable costs from affiliates	1,143	927	968
	186,758	198,620	171,185
Other Income and Expenses
Interest expense	(46,417)	(46,053)	(49,252)
Gain on sale of real estate, net	31,119	11,248	19,840
Other gains and (losses) (b)	(21,746)	35,745	7,545
Earnings (losses) from equity method investments	7,401	4,772	(156)
Non-operating income (c)	5,974	8,546	3,065
	(23,669)	14,258	(18,958)
Income before income taxes	133,970	164,076	129,581
Provision for income taxes	(6,252)	(7,083)	(9,298)
Net Income	127,718	156,993	120,283
Net loss (income) attributable to noncontrolling interests	(40)	2	(38)
Net Income Attributable to W. P. Carey	$127,678	$156,995	$120,245

Basic Earnings Per Share	$0.66	$0.82	$0.67
Diluted Earnings Per Share	$0.66	$0.82	$0.67
Weighted-Average Shares Outstanding
Basic	194,019,451	191,911,414	180,099,370
Diluted	194,763,695	192,416,642	180,668,732

Dividends Declared Per Share	$1.059	$1.057	$1.050
W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 9

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2022	2021
Revenues
Real Estate:
Lease revenues	$622,079	$573,729
Income from direct financing leases and loans receivable	36,157	35,164
Lease termination income and other	16,713	6,644
Operating property revenues	8,929	5,424
	683,878	620,961
Investment Management:
Asset management and other revenue	6,887	7,920
Reimbursable costs from affiliates	2,070	2,009
	8,957	9,929
	692,835	630,890
Operating Expenses
Depreciation and amortization	230,473	224,670
General and administrative	43,925	42,547
Reimbursable tenant costs	33,664	30,850
Impairment charges	26,385	—
Property expenses, excluding reimbursable tenant costs	25,630	22,698
Stock-based compensation expense	17,591	14,429
Operating property expenses	5,978	3,960
Reimbursable costs from affiliates	2,070	2,009
Merger and other expenses	(338)	(3,075)
	385,378	338,088
Other Income and Expenses
Interest expense	(92,470)	(100,892)
Gain on sale of real estate, net	42,367	29,212
Non-operating income	14,520	9,421
Other gains and (losses)	13,999	(33,643)
Earnings (losses) from equity method investments	12,173	(9,889)
	(9,411)	(105,791)
Income before income taxes	298,046	187,011
Provision for income taxes	(13,335)	(15,087)
Net Income	284,711	171,924
Net income attributable to noncontrolling interests	(38)	(45)
Net Income Attributable to W. P. Carey	$284,673	$171,879

Basic Earnings Per Share	$1.48	$0.96
Diluted Earnings Per Share	$1.47	$0.96
Weighted-Average Shares Outstanding
Basic	192,971,256	178,379,654
Diluted	193,706,035	178,902,259

Dividends Declared Per Share	$2.116	$2.098
__________
(a)Amounts are primarily comprised of costs incurred in connection with the proposed merger with CPA:18 and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(b)Amount for the three months ended June 30, 2022 is primarily comprised of net loss on foreign currency exchange rate movements of $(37.3) million and a mark-to-market unrealized gain on our investment in common shares of WLT of $15.4 million.
(c)Amount for the three months ended June 30, 2022 is comprised of realized gains on foreign currency exchange derivatives of $5.9 million and interest income on deposits and loans to affiliates of $0.1 million.

W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Net income attributable to W. P. Carey	$127,678	$156,995	$120,245
Adjustments:
Depreciation and amortization of real property	114,333	114,646	112,997
Gain on sale of real estate, net	(31,119)	(11,248)	(19,840)
Impairment charges	6,206	20,179	—
Proportionate share of adjustments to earnings from equity method investments (a)	2,934	7,683	3,434
Proportionate share of adjustments for noncontrolling interests (b)	(4)	(4)	(4)
Total adjustments	92,350	131,256	96,587
FFO (as defined by NAREIT) Attributable to W. P. Carey (c)	220,028	288,251	216,832
Adjustments:
Other (gains) and losses (d)	21,746	(35,745)	(7,545)
Straight-line and other leasing and financing adjustments	(14,492)	(10,847)	(10,313)
Above- and below-market rent intangible lease amortization, net	10,548	11,004	14,384
Stock-based compensation	9,758	7,833	9,048
Amortization of deferred financing costs	3,147	3,128	3,447
Merger and other expenses (e)	1,984	(2,322)	(2,599)
Other amortization and non-cash items	530	552	563
Tax (benefit) expense – deferred and other	(355)	(1,242)	217
Proportionate share of adjustments to earnings from equity method investments (a)	1,486	(1,781)	4,650
Proportionate share of adjustments for noncontrolling interests (b)	(6)	(5)	(8)
Total adjustments	34,346	(29,425)	11,844
AFFO Attributable to W. P. Carey (c)	$254,374	$258,826	$228,676

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (c)	$220,028	$288,251	$216,832
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (c)	$1.13	$1.50	$1.20
AFFO attributable to W. P. Carey (c)	$254,374	$258,826	$228,676
AFFO attributable to W. P. Carey per diluted share (c)	$1.31	$1.35	$1.27
Diluted weighted-average shares outstanding	194,763,695	192,416,642	180,668,732
W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 11

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Net income from Real Estate attributable to W. P. Carey	$123,228	$146,858	$114,687
Adjustments:
Depreciation and amortization of real property	114,333	114,646	112,997
Gain on sale of real estate, net	(31,119)	(11,248)	(19,840)
Impairment charges	6,206	20,179	—
Proportionate share of adjustments to earnings from equity method investments (a)	2,934	7,683	3,434
Proportionate share of adjustments for noncontrolling interests (b)	(4)	(4)	(4)
Total adjustments	92,350	131,256	96,587
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (c)	215,578	278,114	211,274
Adjustments:
Other (gains) and losses (d)	20,155	(34,418)	(7,472)
Straight-line and other leasing and financing adjustments	(14,492)	(10,847)	(10,313)
Above- and below-market rent intangible lease amortization, net	10,548	11,004	14,384
Stock-based compensation	9,758	7,833	9,048
Amortization of deferred financing costs	3,147	3,128	3,447
Merger and other expenses (e)	1,984	(2,325)	(2,599)
Other amortization and non-cash items	530	552	563
Tax (benefit) expense – deferred and other	(324)	(1,189)	208
Proportionate share of adjustments to earnings from equity method investments (a)	368	167	3,845
Proportionate share of adjustments for noncontrolling interests (b)	(6)	(5)	(8)
Total adjustments	31,668	(26,100)	11,103
AFFO Attributable to W. P. Carey – Real Estate (c)	$247,246	$252,014	$222,377

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (c)	$215,578	$278,114	$211,274
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (c)	$1.11	$1.45	$1.17
AFFO attributable to W. P. Carey – Real Estate (c)	$247,246	$252,014	$222,377
AFFO attributable to W. P. Carey per diluted share – Real Estate (c)	$1.27	$1.31	$1.23
Diluted weighted-average shares outstanding	194,763,695	192,416,642	180,668,732
W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 12

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2022	2021
Net income attributable to W. P. Carey	$284,673	$171,879
Adjustments:
Depreciation and amortization of real property	228,979	222,201
Gain on sale of real estate, net	(42,367)	(29,212)
Impairment charges	26,385	—
Proportionate share of adjustments to earnings from equity method investments (a)	10,617	13,740
Proportionate share of adjustments for noncontrolling interests (b)	(8)	(8)
Total adjustments	223,606	206,721
FFO (as defined by NAREIT) Attributable to W. P. Carey (c)	508,279	378,600
Adjustments:
Straight-line and other leasing and financing adjustments	(25,339)	(19,064)
Above- and below-market rent intangible lease amortization, net	21,552	26,499
Stock-based compensation	17,591	14,429
Other (gains) and losses	(13,999)	33,643
Amortization of deferred financing costs	6,275	6,860
Tax benefit – deferred and other	(1,597)	(3,170)
Other amortization and non-cash items	1,082	592
Merger and other expenses (e)	(338)	(3,075)
Proportionate share of adjustments to earnings from equity method investments (a)	(295)	9,861
Proportionate share of adjustments for noncontrolling interests (b)	(11)	(13)
Total adjustments	4,921	66,562
AFFO Attributable to W. P. Carey (c)	$513,200	$445,162

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (c)	$508,279	$378,600
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (c)	$2.62	$2.12
AFFO attributable to W. P. Carey (c)	$513,200	$445,162
AFFO attributable to W. P. Carey per diluted share (c)	$2.65	$2.49
Diluted weighted-average shares outstanding	193,706,035	178,902,259
W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 13

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2022	2021
Net income from Real Estate attributable to W. P. Carey	$270,086	$159,274
Adjustments:
Depreciation and amortization of real property	228,979	222,201
Gain on sale of real estate, net	(42,367)	(29,212)
Impairment charges	26,385	—
Proportionate share of adjustments to earnings from equity method investments (a)	10,617	13,740
Proportionate share of adjustments for noncontrolling interests (b)	(8)	(8)
Total adjustments	223,606	206,721
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (c)	493,692	365,995
Adjustments:
Straight-line and other leasing and financing adjustments	(25,339)	(19,064)
Above- and below-market rent intangible lease amortization, net	21,552	26,499
Stock-based compensation	17,591	14,429
Other (gains) and losses	(14,263)	34,717
Amortization of deferred financing costs	6,275	6,860
Tax benefit – deferred and other	(1,513)	(2,387)
Other amortization and non-cash items	1,082	592
Merger and other expenses (e)	(341)	(3,090)
Proportionate share of adjustments to earnings from equity method investments (a)	535	8,167
Proportionate share of adjustments for noncontrolling interests (b)	(11)	(13)
Total adjustments	5,568	66,710
AFFO Attributable to W. P. Carey – Real Estate (c)	$499,260	$432,705

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (c)	$493,692	$365,995
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (c)	$2.55	$2.05
AFFO attributable to W. P. Carey – Real Estate (c)	$499,260	$432,705
AFFO attributable to W. P. Carey per diluted share – Real Estate (c)	$2.58	$2.42
Diluted weighted-average shares outstanding	193,706,035	178,902,259
__________
(a)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(b)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(c)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(d)AFFO adjustment amounts for the three months ended June 30, 2022 are primarily comprised of a net loss on foreign currency exchange rate movements of $(37.3) million and a mark-to-market unrealized gain on our investment in common shares of WLT of $15.4 million. Real Estate AFFO adjustment amounts for the three months ended June 30, 2022 are primarily comprised of a net loss on foreign currency exchange rate movements of $(37.0) million and a mark-to-market unrealized gain on our investment in common shares of WLT of $15.4 million.
(e)Amounts are primarily comprised of costs incurred in connection with the proposed merger with CPA:18 and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 14

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 6/30/2022 Earnings Release 8-K – 15